SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act
Date of Report: June 12, 2005
(Date of Earliest Event Reported)

Patriot Scientific Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-22182	84-1070278
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10989 VIA FRONTERA
SAN DIEGO, CALIFORNIA 92127
(Address of principal executive offices)
(858) 674-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Ac (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On June 12, 2005 Patriot Scientific Corporation’s (the “Company”) Agreement with San Diego Millennia Consultants, pursuant to which Mr. Jeffrey E. Wallin provided certain consulting services to the Company (the “Consulting Agreement”) was terminated in conjunction with Mr. Wallin’s departure from the Company, except that the provisions concerning the protection of the Company’s Trade Secrets, Patents and Inventions (as defined in the Consulting Agreement) remain in full force and effect. Mr. Wallin had previously served as the Company’s President and Chief Executive Officer.

On June 13, 2005 the employment agreement of Mr. Lowell W. Giffhorn with the Company was terminated in conjunction with Mr. Giffhorn’s departure from the Company. The Proprietary Information, Inventions and Non-Solicitation Agreement entered into by the parties remains in full force and effect. Mr. Giffhorn had previously served as the Company’s Executive Vice President, Chief Financial Officer and Secretary. He continues to serve as a Director of the Company.

Item 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

The employment of Mr. Jeffrey E. Wallin as the Company’s President and Chief Executive Officer was terminated effective June 12, 2005, and the employment of Mr. Lowell W. Giffhorn as the Company’s Executive Vice President, Chief Financial Officer and Secretary was terminated effective June 13, 2005. Mr. David H. Pohl has been appointed to serve as the Company’s Chairman, Chief Executive Officer and President. The Company issued a press release announcing the departure of Messrs. Wallin and Giffhorn and the appointment of Mr. Pohl, on June 15, 2005. A copy of the press release is attached hereto as Exhibit 99.1.

Mr. Pohl has served on the Company’s Board of Directors since April 2001, and served as an officer of the Company from January 2001 to March 2002. Except for his service with the Company, Mr. Pohl has been in the private practice of law counseling business clients since 1997, and from 1995 to 1996 was Special Counsel to the Ohio Attorney General. Previously, he was a senior attorney with Jones Day Reavis & Pogue, and held positions as a senior officer and general counsel in large financial services corporations, including Security Pacific Financial Services, Inc. and Gibraltar MoneyCenter, Inc. Mr. Pohl earned a J.D. degree in 1962 from the Ohio State University College of Law, and also holds a BS in Administrative Sciences from Ohio State.

There is no family relationship between any of our executive officers.

There were no transactions, or series of transactions, during fiscal 2004 and 2003, nor are there any currently proposed transactions, or series of transactions, to which the Company is a party, in which the amount exceeds $60,000, and in which to its knowledge Mr. Pohl, has or will have any direct or indirect material interest.

No employment agreements currently exist between Mr. Pohl and the Company.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

99.1	Press release dated June 15, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Patriot Scientific Corporation

Date: June 17, 2005	By:	/s/ David H. Pohl
David H. Pohl Chairman, Chief Executive Officer and President